Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 11, 2026, with respect to the combined carve-out financial statements of DE IV Flow, LLC contained in the Final Prospectus, filed on May 14, 2026, relating to the Registration Statement of EagleRock Land, LLC on Form S-1 (File No. 333-295113), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Dallas, Texas

May 22, 2026